Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Annual Report on Form 10-K/A of Ophthalmic Imaging Systems (“Registrant”) for the fiscal year ended December 31, 2010 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: July 1, 2011	/s/ Gil Allon
Gil Allon
Chief Executive Officer
(Principal Executive Officer)

/s/ Ariel Shenhar
Ariel Shenhar
Chief Financial Officer
(Principal Financial and Accounting Officer)